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                                  Exhibit 99.1

                                      PROXY

                         Virginia Financial Corporation
                         Special Meeting of Shareholders
                              Held January 15, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Shareholder hereby constitutes and appoints G. Raymond Ergenbright and Elizabeth M. Schreiber, or either of them, proxies of the undersigned, with full power of substitution, to vote the shares of common stock of Virginia Financial Corporation, outstanding in the name of the undersigned, at the Special Meeting of Shareholders of Virginia Financial Corporation to be held at the Main Office of Planters Bank & Trust Company of Virginia, located at 24 South Augusta Street, Staunton, Virginia, on the 15th day of January, 2002, at 7:30 p.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present:


ITEM 1: To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated as of June 12, 2001, between Virginia Commonwealth Financial Corporation, a Virginia corporation, and Virginia Financial and a related Plan of Merger (collectively, the "merger agreement"), as more fully described in the attached joint proxy statement/prospectus.


             FOR               AGAINST             ABSTAIN

           [     ]             [     ]             [     ]


ITEM 2: To approve and adopt the proposed Virginia Financial Group, Inc. stock incentive plan, which will be the stock incentive plan of the combined company following the merger.


             FOR               AGAINST             ABSTAIN

           [     ]             [     ]             [     ]



ITEM 3: To take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ON ITEMS 1 AND 2 LISTED ABOVE. YOUR PROXY WILL BE VOTED FOR ITEMS 1 AND 2 IF NO SPECIFICATION IS MADE. IF ANY OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED WITH RESPECT THERETO IN THE INTEREST OF THE CORPORATION ACCORDING TO THE BEST JUDGMENT OF THE PERSON OR PERSONS VOTING THE PROXY.

                                     (over)
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This proxy is revocable by you at any time prior to the voting of the shares represented, by notifying the Secretary of the Corporation in writing before such vote or by filing another proxy with the Secretary bearing a later date. Shareholders who are present at the meeting may withdraw their proxy and vote in person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Both joint holders should sign.


Dated___________________________    ___________________________(SEAL)

Number of Shares________________    ___________________________(SEAL)

                                    ___________________________(SEAL)


Return to:
     Regitrar & Transfer Company
     [Fill in address and place in appropriate place for return mail]